DEPOSIT AGREEMENT
                                   (Class C-1)

                           Dated as of March 15, 2000


                                     between


                    FIRST SECURITY BANK, NATIONAL ASSOCIATION

                                 as Escrow Agent


                                       and


                   CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH

                                  as Depositary

                                TABLE OF CONTENTS
                                -----------------

                                                                          PAGE
                                                                          ----


SECTION 1.1  Acceptance of Depositary........................................4

SECTION 2.1  Deposits........................................................4

SECTION 2.2  Interest........................................................4

SECTION 2.3  Withdrawals.....................................................4

SECTION 2.4  Other Accounts..................................................5

SECTION 3.  Termination......................................................6

SECTION 4.  Payments.........................................................6

SECTION 5.  Representation and Warranties....................................6

SECTION 6.  Transfer.........................................................7

SECTION 7.  Amendment, Etc...................................................8

SECTION 8.  Notices..........................................................8

SECTION 9.  Obligations Unconditional........................................8

SECTION 10.  Entire Agreement................................................8

SECTION 11.  Governing Law...................................................8

SECTION 12.  Waiver of Jury Trial Right......................................9

SECTION 13.  Counterparts....................................................9

SECTION 14.  Head Office Obligation..........................................9

            DEPOSIT AGREEMENT (Class C-1) dated as of March 15, 2000 (as amended, modified or supplemented from time to time, this "AGREEMENT") between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the "ESCROW AGENT"), and CREDIT SUISSE FIRST BOSTON, a banking institution organized under the laws of Switzerland, acting through its New York branch, as depositary bank (the "DEPOSITARY").

                               W I T N E S S E T H
                               - - - - - - - - - -

            WHEREAS, Continental Airlines, Inc. ("CONTINENTAL") and Wilmington Trust Company, not in its individual capacity except as otherwise expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the "PASS THROUGH TRUSTEE") have entered into a Trust Supplement, dated as of March 15, 2000, to the Pass Through Trust Agreement dated as of September 25, 1997 (together, as amended, modified or supplemented from time to time in accordance with the terms thereof, the "PASS THROUGH TRUST AGREEMENT") relating to Continental Airlines Pass Through Trust 2000-1C-1-O pursuant to which the Continental Airlines Pass Through Trust, Series 2000-1C-1-O Certificates referred to therein (the "CERTIFICATES") are being issued (the date of such issuance, the "ISSUANCE DATE");

            WHEREAS, Continental and Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, Chase Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (collectively, the "UNDERWRITERS" and, together with their respective transferees and assigns as registered owners of the Certificates, the "INVESTORS") have entered into an Underwriting Agreement dated as of March 1, 2000 pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Underwriters;

            WHEREAS, Continental, the Pass Through Trustee, certain other pass through trustees and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the "NOTE PURCHASE AGREEMENT"), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "EQUIPMENT NOTES") issued to finance the acquisition of aircraft by Continental, as lessee or as owner, utilizing a portion of the proceeds from the sale of the Certificates (the "NET PROCEEDS");

            WHEREAS, the Escrow Agent, the Underwriters, the Pass Through Trustee and Wilmington Trust Company, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the "PAYING AGENT") concurrently herewith are entering into an Escrow and Paying Agent Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "ESCROW AND PAYING AGENT AGREEMENT"); and

            WHEREAS, the Underwriters and the Pass Through Trustee intend that the Net Proceeds (excluding any amount used to purchase Equipment Notes on the Issuance Date) be held in escrow by the Escrow Agent on behalf of the Investors pursuant to the Escrow and Paying Agent Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited by the Escrow Agent with the Depositary pursuant to this Agreement, which provides for the Depositary to pay interest for distribution to the Investors and to establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee.

            NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1.1 ACCEPTANCE OF DEPOSITARY. The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary further agrees to hold, maintain and safeguard the Deposits and the Accounts (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement. The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Accounts except as permitted by this Agreement.

            SECTION 2.1 DEPOSITS. The Escrow Agent shall direct the Underwriters to deposit with the Depositary on the date of this Agreement (the "DEPOSIT DATE") in Federal (same day) funds by official check or checks or wire or other transfer to: Credit Suisse First Boston, New York branch, Reference: Continental 2000-1C-1, and the Depositary shall accept from the Underwriters, on behalf of the Escrow Agent, the sum of US$70,619,000 (or such lesser amount equal to the Net Proceeds less amounts used to purchase Equipment Notes on the Issuance Date. Upon acceptance of such sum, the Depositary shall (i) establish each of the deposits specified in Schedule I hereto maturing on October 31, 2001 (including any deposit made pursuant to Section 2.4 hereof, individually, a "DEPOSIT" and, collectively, the "Deposits") and (ii) credit each Deposit to the related Account as set forth therein. No amount shall be deposited in any Account other than the related Deposit.

            SECTION 2.2 INTEREST. Each Deposit shall bear interest from and including the date of deposit to but excluding the date of withdrawal at the rate of 8.499% per annum (computed on the basis of a year of twelve 30-day months) payable to the Paying Agent on behalf of the Escrow Agent semi-annually in arrears on each May 1 and November 1 commencing on May 1, 2000 (each, an "INTEREST PAYMENT DATE"), and on the date of the Final Withdrawal (as defined below), all in accordance with the terms of this Agreement (whether or not any such Deposit is withdrawn on an Interest Payment Date). Interest accrued on any Deposit that is withdrawn pursuant to a Notice of Purchase Withdrawal (as defined below) shall be paid on the next Interest Payment Date, notwithstanding any intervening Final Withdrawal (as defined below).

            SECTION 2.3 WITHDRAWALS. (a) On and after the date seven days after the establishment of any Deposit, the Escrow Agent may, by providing at least one Business Day's prior notice of withdrawal to the Depositary in the form of Exhibit A hereto (a "NOTICE OF PURCHASE WITHDRAWAL"), withdraw not less than the entire balance of such Deposit, except that at any time prior to the actual withdrawal of such Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following such withdrawal the balance in the related Account shall be zero and the Depositary shall close such Account. As used herein, "BUSINESS DAY" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas, Wilmington, Delaware or Salt Lake City, Utah.

            (b) The Escrow Agent may, by providing at least 15 days' prior notice of withdrawal to the Depositary in the form of Exhibit B hereto (a "Notice of Final Withdrawal"), withdraw the entire amount of all of the remaining Deposits together with the payment by the Depositary of all accrued and unpaid interest on such Deposits to but excluding the specified date of withdrawal (a "Final Withdrawal"), on such date as shall be specified in such Notice of Final Withdrawal. If a Notice of Final Withdrawal has not been given to the Depositary on or before October 8, 2001 (provided that, if a labor strike occurs or continues at The Boeing Company after the Issuance Date and prior to September 30, 2001 (a "Labor Strike"), such date shall be extended by adding thereto the number of days that such strike continued in effect after the Issuance Date (the "Additional Days") and there are unwithdrawn Deposits on such date, the Depositary shall pay the amount of the Final Withdrawal to the Paying Agent on October 31, 2001 (provided that if a Labor Strike occurs or continues, such date shall be extended by the Additional Days).

            (c) If the Depositary receives a duly completed Notice of Purchase Withdrawal or Notice of Final Withdrawal complying with the provisions of this Agreement, it shall make the payments specified therein in accordance with the provisions of this Agreement.

            SECTION 2.4 OTHER ACCOUNTS. On the date of withdrawal of any Deposit (other than the date of the Final Withdrawal), the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall re-deposit with the Depositary any portion thereof not used to acquire Equipment Notes and the Depositary shall accept the same for deposit hereunder. On the date the Certificates are issued, the Escrow Agent, or the Underwriters, on behalf of the Escrow Agent, shall be entitled to deposit with the Depositary any portion of the Net Proceeds not theretofore deposited hereunder and not used to purchase Equipment Notes on the Issuance Date (the "Unused Proceeds") and the Depositary shall accept the Unused Proceeds for deposit hereunder. Any sums so received for deposit shall be established as a new Deposit and credited to a new Account, all as more fully provided in Section 2.1 hereof, and thereafter the provisions of this Agreement shall apply thereto as fully and with the same force and effect as if such Deposit had been established on the Deposit Date except that (i) such Deposit may not be withdrawn prior to the date seven days after the establishment thereof and (ii) such Deposit shall mature on October 31, 2001 (provided that if a Labor Strike occurs or continues, such date shall be extended by the Additional Days) and bear interest as provided in Section 2.2. The Depositary shall promptly give notice to the Escrow Agent of receipt of each such re-deposit and the account number assigned thereto.

            SECTION 3. TERMINATION. This Agreement shall terminate on the fifth Business Day after the later of the date on which (i) all of the Deposits shall have been withdrawn and paid as provided herein without any re-deposit and (ii) all accrued and unpaid interest on the Deposits shall have been paid as provided herein, but in no event prior to the date on which the Depositary shall have performed in full its obligations hereunder.

            SECTION 4. PAYMENTS. All payments (including, without limitation, those payments made in respect of Taxes (as defined and provided for below)) made by the Depositary hereunder shall be paid in United States Dollars and immediately available funds by wire transfer (i) in the case of accrued interest on the Deposits payable under Section 2.2 hereof or any Final Withdrawal, directly to the Paying Agent at Wilmington Trust Company, Wilmington, DE, ABA# 031100092 , Account No 51125-0, Attention: Monica Henry, Telephone No.: (302) 651-8813, Reference: Continental 2000-1C-1, or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent and (ii) in the case of any withdrawal of one or more Deposits pursuant to a Notice of Purchase Withdrawal, directly to or as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Purchase Withdrawal. The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against the Deposits howsoever arising. All payments on or in respect of each Deposit shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, "TAXES"). However, if the Depositary or the Paying Agent (pursuant to Section 2.04 of the Escrow and Paying Agent Agreement) shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder, the Depositary shall (i) make such deductions or withholding, (ii) pay the full amount deducted or withheld (including in respect of such additional amounts) to the competent taxation authority and (iii) if the Taxes required to be deducted or withheld are imposed by Switzerland or any political subdivision thereof, pay such additional amounts as may be necessary in order that the actual amount received by the designated recipient of such sum under this Agreement or the Escrow and Paying Agent
Agreement after such deduction or withholding equals the sum it would have received had no such deduction or withholding been required. If the date on which any payment due on any Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and no additional interest shall accrue in respect of such extension.

            SECTION 5. REPRESENTATION AND WARRANTIES. The Depositary hereby represents and warrants to Continental, the Escrow Agent, the Pass Through Trustee and the Paying Agent that:

                  (a) it is a bank duly organized and validly existing in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct banking business in the State of New York through its New York branch;

                  (b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

                  (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;

                  (d) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

                  (e) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

                  (f) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under this Agreement or (ii) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Depositary in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.

            SECTION 6. TRANSFER. Neither party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under the Escrow and Paying Agent Agreement, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns. Upon the occurrence of the Transfer (as defined below) contemplated by the Assignment and Assumption Agreement (as defined below), the Pass Through Trustee shall (without further act) be deemed to have transferred all of its right, title and interest in and to this Agreement to the trustee of the Successor Trust (as defined below) and, thereafter, the trustee of the Successor Trust shall be deemed to be the "Pass Through Trustee" hereunder with the rights of the "Pass Through Trustee" hereunder, and each reference herein to "Continental

Airlines Pass Through Trust 2000-1C-1-O" shall be deemed to be a reference to "Continental Airlines Pass Through Trust 2000-1C-1-S". The Escrow Agent and the Depositary hereby acknowledge and consent to the Transfer contemplated by the Assignment and Assumption Agreement. For the purposes of this Section 6, "TRANSFER" means the transfer contemplated by the Assignment and Assumption
Agreement; "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Assignment and Assumption Agreement to be entered into between the Pass Through Trustee and the trustee of the Successor Trust, substantially in the form of Exhibit C to the Pass Through Trust Agreement; and "SUCCESSOR TRUST" means the Continental Airlines Pass Through Trust 2000-1C-1-S.

            SECTION 7. AMENDMENT, ETC. This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by the party against whom the amendment, waiver or other modification is sought to be enforced and by the Pass Through Trustee.

            SECTION 8. NOTICES. Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in writing
(including by facsimile) and shall be deemed to be given and effective upon receipt thereof. All notices shall be sent to (x) in the case of the Depositary, Credit Suisse First Boston, 11 Madison Avenue, New York, New York 10010,
Attention: Robert Finney and Janko Gogolja (Telecopier: (212) 325-8319) or (y) in the case of the Escrow Agent, First Security Bank, National Association, 79 South Main Street, Third Floor, Salt Lake City, UT 84111, Attention: Corporate Trust Services (Telecopier: (801) 246-5053), in each case, with a copy to the Pass Through Trustee, Wilmington Trust Company, 1100 North Market Street,
Wilmington,  DE 19890,  Attention:  Corporate Trust Administration  (Telecopier:
(302) 651-8882) and to Continental, Continental Airlines, Inc., 1600 Smith Street, Dept. HQS-FN, Houston, TX 77002, Attention: Senior Vice President-Finance (Telecopier: (713) 324-2447) (or at such other address as any such party may specify from time to time in a written notice to the parties hereto). On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary a certificate containing specimen signatures of the representatives of the Escrow Agent who are authorized to give notices and instructions with respect to this Agreement. The Depositary may conclusively rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.

            SECTION 9. OBLIGATIONS UNCONDITIONAL. The Depositary hereby acknowledges and agrees that its obligation to repay each Deposit together with interest thereon as provided herein is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.

            SECTION 10. ENTIRE AGREEMENT. This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

            SECTION 11. GOVERNING LAW. This Agreement, and the rights and obligations of the Depositary and the Escrow Agent with respect to the Deposits, shall be governed by, and construed in accordance with, the laws of the State of New York and subject to the provisions of Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            SECTION 12. WAIVER OF JURY TRIAL RIGHT. EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

            SECTION 13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

            SECTION 14. HEAD OFFICE OBLIGATION. Credit Suisse First Boston hereby agrees that the obligations of the Depositary hereunder are also the obligations of Credit Suisse First Boston's Head Office in Zurich, Switzerland. Accordingly, any beneficiary of this Agreement will be able to proceed directly against Credit Suisse First Boston's Head Office in Zurich, Switzerland if Credit Suisse First Boston's New York branch defaults in its obligation to such beneficiary under this Agreement.

            IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement to be duly executed as of the day and year first above written.


                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                       as Escrow Agent


                                    By _________________________________________
                                       Name:
                                       Title:

                                    CREDIT SUISSE FIRST BOSTON, NEW YORK
                                       BRANCH
                                       as Depositary


                                    By _________________________________________
                                       Name:
                                       Title:

                                    By _________________________________________
                                       Name:
                                       Title:

                                                                      Schedule I


                              SCHEDULE OF DEPOSITS
                              --------------------
                                    Class C-1


   AIRCRAFT TYPE       DEPOSIT AMOUNT        ACCOUNT NO.
   -------------       --------------        -----------

   Boeing 737-824        3,628,567.87           202A1
   Boeing 737-824        3,628,567.87           203A1
   Boeing 737-824        3,528,398.34           204A1
   Boeing 737-824        3,528,398.34           205A1
   Boeing 737-824        3,528,398.34           206A1
   Boeing 737-824        3,562,173.78           207A1
   Boeing 737-824        3,562,173.78           208A1
   Boeing 737-824        2,250,890.79           251A1
   Boeing 737-824        2,250,890.79           252A1
   Boeing 737-824        2,250,890.79           253A1
   Boeing 737-824        2,250,890.79           254A1
   Boeing 737-824        3,180,842.92           255A1
   Boeing 737-824        3,180,842.92           256A1
   Boeing 737-824        3,030,747.07           257A1
   Boeing 757-224                   -            -
   Boeing 757-224                   -            -
   Boeing 757-224        1,073,250.00           141A1
   Boeing 767-424        8,078,047.18           401A1
   Boeing 767-424        2,142,662.51           402A1
   Boeing 767-424        7,137,318.60           403A1
   Boeing 767-424        6,692,443.32           404A1

                                                                       EXHIBIT A



                          NOTICE OF PURCHASE WITHDRAWAL


CREDIT SUISSE FIRST BOSTON
New York Branch
11 Madison Avenue
New York, NY 10010
Attention:  Robert Finney and Janko Gogolja
Telecopier:  212-325-8319



Gentlemen:

            Reference is made to the Deposit Agreement (Class C-1) dated as of March 15, 2000 (the "DEPOSIT AGREEMENT") between First Security Bank, National Association, as Escrow Agent, and Credit Suisse First Boston, New York branch, as Depositary (the "DEPOSITARY").

            In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $_______, Account No. ____________.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [________________, Account No. _____, Reference:
_________] on _________ __, 200__, upon the telephonic request of a representative of the Pass Through Trustee.


                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                       as Escrow Agent


                                    By__________________________________________
                                      Name:
                                      Title:
Dated: _______ __, 200_

                                                                       EXHIBIT B


                           NOTICE OF FINAL WITHDRAWAL


CREDIT SUISSE FIRST BOSTON
New York Branch
11 Madison Avenue
New York, NY 10010
Attention:  Robert Finney and Janko Gogolja
Telecopier:  212-325-8319


Gentlemen:

            Reference is made to the Deposit Agreement (Class C-1) dated as of March 15, 2000 (the "DEPOSIT AGREEMENT") between First Security Bank, National Association, as Escrow Agent, and Credit Suisse First Boston, New York branch, as Depositary (the "DEPOSITARY").

            In accordance with Section 2.3(b) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposits and accrued interest thereon to the Paying Agent at Wilmington Trust Company, ABA# 031100092, Account No. _____________, Reference: Continental 2000-1C-1.


                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                       as Escrow Agent


                                    By__________________________________________
                                      Name:
                                      Title:
Dated: _________, 200_